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                                                                    Exhibit 23.2

               Consent of Ernst & Young LLP, Independent Auditors

    We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 26, 1999, with respect to the combined financial statements of Triad Hospitals, Inc. and its subsidiaries included in the Registration Statement, Form S-4 and related Prospectus of Triad Hospitals Holdings, Inc. for the registration of $325,000,000 11% Series B Senior Subordinated Notes due 2009.

                                              Ernst & Young LLP

Nashville, Tennessee
August 6, 1999